UNTIL SUCH TIME AS THIS AGREEMENT HAS BEEN EXECUTED AND SUBSCRIBED BY THE PARTIES HERETO: (i) ITS TERMS AND CONDITIONS AND ANY DISCUSSION RELATING THERETO, WITHOUT ANY EXCEPTION WHATSOEVER, SHALL NOT BE BINDING NOR ENFORCEABLE FOR ANY PURPOSE UPON ANY PARTY; AND (ii) NO PROVISION CONTAINED HEREIN SHOULD BE CONSTRUED AS AN INDUCEMENT TO ACT OR TO WITHHOLD AN ACTION, OR BE RELIED UPON AS SUCH.

SETTLEMENT AGREEMENT AND COMPLETE RELEASE OF CLAIMS

AGREEMENT, dated as of March 1, 2006 ("Agreement"), by and between, Emerald Asset Management, Inc. and Yitz Grossman (together, "Consultant") and New York Health Care, Inc. and its wholly-owned subsidiary, The BioBalance Corporation (formerly, The Zig Zag Corp.) (together with their direct and indirect affiliates and subsidiaries, "Company") (each a "party" and collectively the "parties").

WHEREAS, the parties wish to amicably resolve any and all disputes;

NOW, THEREFORE, in consideration of the several covenants and releases contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. Termination of Consulting Agreement. The parties acknowledge the Consulting Agreement dated as of June 1, 2001 (the "Consulting Agreement"), among Company, Emerald Asset Management, Inc. and Yitz Grossman has been terminated. Except as otherwise explicitly provided in this Agreement, all further compensation, remuneration, and eligibility of Consultant under the Consulting Agreement, Company's benefit plans or otherwise has been terminated.

2. Settlement Consideration. Company agrees to settle with Consultant by providing Consultant with the following consideration:

   - An immediate lump sum cash payment of $700,000;
   - Eighteen (18) months of deferred cash compensation beginning as of January 1, 2006 at the rate of $22,000 per month - for a total of $396,000;
   - The issuance of 400,000 common shares of New York Health Care, Inc. Such shares will carry a one-time demand registration right and unlimited piggy back registration rights;
   - Four-year stock options to purchase up to 1,100,000 common shares of New York Health Care, Inc. at a current market value strike price; and
   - Health insurance benefits for an eighteen (18) month period commencing on the effective date of termination of the Consulting Agreement.

As a condition of the settlement, Consultant agrees to a six-month lock up on all settlement shares during which time he will not, without prior consent of Company, sell, transfer or hypothecate said shares.

3. Confidentiality. The parties agree that they will not disclose, directly or indirectly, the underlying facts that led up to this Agreement or the terms, existence, or amount of this Agreement. Notwithstanding the foregoing, this paragraph shall not bar the parties (as applicable) from disclosure (i) to the extent legally necessary to enforce this Agreement, (ii) to attorneys, accountants, or financial advisors, (iii) by Consultant to his immediate family members, *provided* that all such persons agree in advance to keep said information confidential and not to disclose it to others, and (iv) to third parties solely to the extent required pursuant to applicable law or regulation or any decree, order or judgment, *provided* that the disclosing party agrees to promptly notify the non-disclosing party prior to any such disclosure such that the non-disclosing party may take whatever action it deems appropriate to seek a protective order or otherwise prevent or limit the required disclosure.

4. Release of All Claims. In consideration of the covenants and subject to the receipt of the consideration set forth herein, Consultant irrevocably and unconditionally releases Company, New York Health Care, Inc., and all of their direct and indirect entities, affiliates, and subsidiaries, and with respect to each of them, their predecessors and successors; and with respect to each such entity, all of its past and present officers, directors, employees, shareholders, agents, contractors, vendors, and other representatives (collectively, the "Released Parties"), from any and all claims, agreements, disputes, causes of action, demands or liabilities of any nature whatsoever, whether in law or equity, arising at any time prior to the execution of this Agreement, whether known or unknown, that Consultant ever had, now has, or hereafter can, shall, or may have, including but not limited to, breach of contract, failure to pay in whole or part any compensation including base compensation, bonus or other incentive compensation, back pay, front pay, retention, separation or severance pay, short or long term disability, stock options or other equity rights, vacation pay, debts, accounts, or benefits of any kind whatsoever; the violation of any express or implied contract (including, without limitation, any consulting or employment agreement), promissory or equitable estoppel, any federal, state or local laws, restricting an employer's right to terminate employees, or otherwise regulating employment; workers compensation, wage and hour, or other employee related statutes, executive orders, ordinance, or regulations, including any rights or claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1866, the Consultant Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, the Older Workers' Benefit Protection Act, the Fair Labor Standards Act, the WARN Act, or any other federal, state or local laws covering the same subject matter; tort (including, without limitation, negligent conduct, emotional distress, invasion of privacy and defamation); any federal, state, or local laws providing recourse for discrimination, retaliation, wrongful discharge, dismissal or other obligations arising out of public policy, physical or personal injury, fraud, stock fraud, negligent

misrepresentations, and similar or related claims, or any claim for or for any kind of compensatory, special or consequential damages, indirect, exemplary, punitive or liquidated damages, attorneys' fees, costs, disbursements or expenses. The laws referred to in this section include statutes, regulations, other administrative guidance, and common law doctrines. Any and all claims and/or disputes arising out of or relating to any of the foregoing shall be, and are, finally compromised, released and settled. Notwithstanding the foregoing, this paragraph shall not bar claims in good faith to enforce this Agreement. Consultant understands that this Agreement releases claims that he may not know about. This is Consultant's knowing and voluntary intent, even though Consultant recognizes that someday he might learn that some or all of the facts that he currently believes to be true are untrue and even though he might then regret having signed this Agreement. Nevertheless, Consultant assumes that risk and agrees that this Agreement shall remain effective in all respects in any such case.

5. Complete and Absolute Defense. In consideration of the covenants and subject to the receipt of the consideration set forth herein, this Agreement constitutes, among other things, a full and complete release of any and all claims released by Consultant, and it is the intention of the parties hereto that this Agreement shall be a complete and absolute defense to anything released hereunder. In consideration of the covenants and subject to the receipt of the consideration set forth herein, Consultant expressly and knowingly waives his right to assert any claims against Company that are released hereunder, and covenants not to sue the Released Parties based upon any claims released hereunder. Consultant further represents and warrants that he has not filed any charges, claims, or suits of any kind against Company as of the date of this Agreement. Consultant shall not encourage or cooperate or otherwise participate or confer with any current or former employee of Company or any other Released Party, individually or collectively, or any potential plaintiff, to commence any legal action or make any claim against Company or any other Released Party with respect to such person's employment with Company or its affiliates. Consultant shall cooperate with Company and its counsel in connection with any investigation, administrative proceeding or litigation relating to any matter in which Consultant was involved or of which Consultant has knowledge as a result of Consultant's employment with Company.

6. Non-Admission. It is understood that this Agreement is, among other things, an accommodation of the desires of each party, and the above-mentioned payments and covenants are not, and should not be construed as, an admission or acknowledgment by either party of any liability whatsoever to the other party or any other person or entity.

7. Non-Disclosure. Consultant agrees that he will not disclose, directly or indirectly, to any entity or person, nor will he use for his own benefit, any trade secrets or confidential or proprietary information belonging to Company. Trade secrets and confidential information include any non-public information about Company's business, clients, potential clients, licensees and potential licensees which Consultant has come into contact or to which he had access during his employment with Company.

8. Knowing and Voluntary Execution. Each of the parties hereto further states and represents that it/he has carefully read and understands the foregoing Agreement and that it/he has executed the same voluntarily as its/his own free act and deed. Consultant further acknowledges Company strongly encouraged him/her to discuss this Agreement with his family, attorney, and tax advisor prior to the execution and delivery of this Agreement, and that he had the opportunity to, and did, seek the advice of legal counsel in connection with the negotiation and execution of this Agreement. Consultant also acknowledges that he has had the opportunity to ask questions about each and every provision of this Agreement and that he fully understands the effect of the provisions contained herein upon his legal rights.

9. As required by the by the federal Age Discrimination in Employment Act (as amended by the Older Workers' Benefit Protection Act), Consultant acknowledges that he has been given at least twenty-one (21) days from his receipt of this Agreement to consider and accept its terms by signing this Agreement and returning it to Company, although Consultant may execute this Agreement at any time prior to the end of such twenty-one (21) day period. Consultant shall also have seven (7) days after signing this Agreement to revoke it by communicating the revocation in writing to Company within the seven-day period. Any revocation under this provision must be made in writing and received by the Company within the seven (7) days revocation period. This Agreement shall not become binding, effective or enforceable until the revocation period has expired without revocation of this Agreement (and no monies otherwise due to Consultant under this Agreement shall be paid until after the seven (7) day period has elapsed without revocation of this Agreement).

10. Company shall be entitled to have the provisions of Paragraphs 3, 7 and 8 specifically enforced through injunctive relief, without having to prove the adequacy of the available remedies at law, and without being required to post bond or security, it being acknowledged and agreed that such breach will cause irreparable injury to Company and that money damages will not provide an adequate remedy to Company. Moreover, Consultant understands and agrees that if he breaches any provision of this Agreement, including but not limited to commencing, joining in or in any other manner attempting to assert any claim released herein, in addition to any other legal or equitable remedy Company may have, Company shall be entitled to cease making any payments to Consultant or on Consultant's behalf hereunder, recover any payments made to Consultant or on Consultant's behalf hereunder, and Consultant shall reimburse Company for all its reasonable attorneys' fees and costs incurred by it arising out of any such breach. The remedies set forth in this Paragraph shall not apply to any challenge to the validity of the waiver and release of Consultant's rights under the ADEA. In the event Consultant challenges the validity of the waiver and release of his rights under the ADEA, then Company's right to attorneys' fees and costs shall be governed by the provisions of the ADEA, so that the Company may recover such fees and costs if the lawsuit is brought by Consultant in bad faith. Any such action permitted to the Company by this Paragraph, however, shall not affect or impair any of Consultant's obligations under this Agreement, including without limitation, the release of claims herein.

Consultant further agrees that nothing herein shall preclude Company from recovering attorneys' fees, costs or any other remedies specifically authorized under applicable law.

11. Other Consultants. By entering into this Agreement, Company has not agreed to grant similar benefits to any other employee, whether or not similarly situated, and no practice or policy shall be deemed established by this Agreement.

12. General. Consultant has not assigned or transferred any claim he is releasing, nor has he purported to do so. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions therein. Any dispute arising under or related to the subject matter of this Agreement shall be resolved by binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. All proceedings connected with the arbitration, including hearings, shall be held in the City of New York, borough of Manhattan. The arbitrator shall be a former or retired judge agreed to by the parties. The substantive and procedural law of the State of New York shall apply to the proceedings. Equitable remedies shall be available in any arbitration. Punitive damages shall not be awarded. This Section is subject to the Federal Arbitration, Act, 9.U.S.C.A. Section 1 et. seq. and judgment upon the award rendered by the arbitrator, if any, is final, binding, and conclusive, and may be entered by any court having jurisdiction thereof. The award of the arbitrator shall include the payment of all costs and expenses including, without limitation, attorney fees, arbitration fees and all other legal fees, costs and expenses relating to the dispute, incurred by the party that the arbitrator determines substantially prevailed in the dispute, subject to the arbitrator's sole determination. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Consultant and Company. Until such time as this Agreement has been executed and subscribed by both parties hereto: (i) its terms and conditions and any discussion relating thereto, without any exception whatsoever, shall not be binding nor enforceable for any purpose upon any party; and (ii) no provision contained herein shall be construed as an inducement to act or to withhold an action, or be relied upon as such. This Agreement constitutes the entire agreement and understanding between the parties hereto and amends and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. Notwithstanding the foregoing, this Agreement shall not supercede or in any way affect Consultant's obligations under any confidentiality or non-disclosure agreement, including the obligations set forth in Company's policies, which shall remain in full force and effect. In the event any term or provision of this Agreement shall be held to be unenforceable, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes closest to the intention underlying the unenforceable term or provision. The parties expressly understand and agree that this Agreement, and all of its terms, shall be binding upon their representatives, heirs, executors, administrators, successors and assigns. This Agreement may be executed in one or more counterparts, and a facsimile copy of an executed counterpart shall be valid and have the same force and effect as an original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day, month and year first above written. By doing so the parties have further agreed that this Agreement may be executed in counterparts, and that a fax copy of an executed counterpart will serve as an original.

New York Health Care, Inc.

By: ______________________

Name: Dennis M. O'Donnell
Title: President & CEO
Date: 3-6-06

The BioBalance Corporation

By: ______________________

Name: Dennis M. O'Donnell
Title: President & CEO
Date: 3-6-06

I acknowledge that I have the right and have been given the opportunity to review this Agreement with an attorney. I have carefully read this Agreement and fully understand its contents. I am aware that this is a valid and binding contract between myself and The BioBalance Corporation and I sign it of my own free will.

Yitz Grossman (individually)

____

Date: 3-1-06

Emerald Asset Management, Inc.

____

Name: Yitz Grossman
Title: President and CEO
Date: 3-1-06